Exhibit 99.1

Beyond Air® Announces Transition of Chief Financial Officer

Launched search for permanent successor

Garden City, NY, November 26, 2025 – Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on harnessing the power of nitric oxide (NO) to improve the lives of patients, today announced that Doug Larson has resigned as Chief Financial Officer to pursue another opportunity. Mr. Larson will continue to serve as CFO through December 5, 2025, at which time the CFO responsibilities at the Company will be assumed on an interim basis by Duke Drewell, the Company’s Controller. Beyond Air has launched a search for a permanent successor. Mr. Larson will serve in an advisory role at the Company through calendar year end 2025 to support a smooth transition.

“Doug has been a valued member of our team over the past four years. His leadership and financial discipline were instrumental in our transition to a commercial business with the launch of the LungFit PH, as well as the launch of our majority owned clinical research stage subsidiaries, Beyond Cancer and NeuroNOS. We are grateful for his contributions through these defining moments in our Company’s history and wish him continued success in his future endeavors,” said Steve Lisi, Chairman and Chief Executive Officer.

“I have enjoyed being part of the Beyond Air team over the past several years, as we have guided the business from development-stage to a fully commercial enterprise. I am proud of what we accomplished together and confident that the company is well-positioned for the future, particularly following the recent financing agreements that strengthened the balance sheet,” stated Mr. Larson.

Mr. Larson’s departure is not the result of any disagreements with the Company on any matter relating to its financial statements, internal control over financial reporting, operations, policies or practices.

About Beyond Air®, Inc.

Beyond Air is a commercial-stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval and CE Mark for its first system, LungFit PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as viral community-acquired pneumonia (including COVID-19) and nontuberculous mycobacteria (NTM).

The Company has also partnered with The Hebrew University of Jerusalem to advance a pre-clinical program dedicated to the treatment of autism spectrum disorder (ASD) and other neurological disorders. Additionally, Beyond Cancer, Ltd., an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

About LungFit *

Beyond Air’s LungFit is a cylinder-free, phasic flow generator and delivery system designated as a medical device by the U.S. Food and Drug Administration (FDA). The ventilator-compatible version of the device can generate NO from ambient air on demand for delivery to the lungs at concentrations ranging from 1 ppm to 80 ppm. The LungFit system could potentially replace large, high-pressure NO cylinders, providing significant advantages in the hospital setting, including greatly reducing inventory and storage requirements, improving overall safety by eliminating NO2 purging steps, and offering other operational benefits.

LungFit can also deliver NO at concentrations at or above 80 ppm for potentially treating severe acute lung infections in the hospital setting (e.g., COVID-19, bronchiolitis) and chronic, refractory lung infections in the home setting (e.g., NTM). With the elimination of cylinders, Beyond Air intends to offer NO treatment in the home setting.

*Beyond Air’s LungFit PH is approved for commercial use in the United States, European Union, and many other countries around the world. Beyond Air’s other LungFit systems are not approved for commercial use and are for investigational use only. Beyond Air is not suggesting NO use over 80 ppm or use at home.

About PPHN

Persistent pulmonary hypertension of the newborn (PPHN) is a lethal condition and secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1,000 live births (0.4–6.8/1000 live births) with mortality rate ranging between 4–33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality. NO gas is a vasodilator, is approved in dozens of countries to improve oxygenation and reduces the need for extracorporeal membrane oxygenation (ECMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents.

About Beyond Cancer, Ltd.

Beyond Cancer, Ltd., an affiliate of Beyond Air, Inc., is a development-stage biopharmaceutical and medical device company utilizing (UNO via a proprietary delivery platform to treat primary tumors and prevent metastatic disease. Nitric oxide at ultra-high concentrations has been reported to show anticancer properties and to potentially serve as a chemosensitizer and radiotherapy enhancer. A first-in-human study is underway in subjects with solid tumors. The Company is conducting preclinical studies of UNO in multiple solid tumor models to inform additional treatment protocols. For more information, visit www.beyondcancer.com.

2

About NeuroNOS

NeuroNOS is at the forefront of developing innovative treatments for neurodevelopmental and neurodegenerative disorders. The company specializes in creating therapies based on small molecules that cross the blood-brain barrier to regulate Nitric Oxide (NO) levels in the brain. Preclinical studies conducted by NeuroNOS have demonstrated that NO is present at elevated levels in children with Autism Spectrum Disorder (ASD) and adults suffering from brain-related diseases such as Alzheimer’s and brain cancers. The company’s research has shown that managing NO levels in the brain is crucial for maintaining normal brain function. By leveraging this groundbreaking science, NeuroNOS aims to bring transformative therapies to those affected by these challenging conditions, ultimately improving individuals’ lives. Through collaborations with leading research institutions and experts in the field, the company is committed to advancing medical innovation and delivering life-changing treatments. For more information, please visit https://www.neuro-nos.com.

Forward Looking Statements

This press release contains “forward-looking statements” concerning the potential safety and efficacy of inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate, as well as its therapeutic potential in a number of indications; and the potential impact on patients and anticipated benefits associated with inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate. Forward-looking statements include statements about expectations, beliefs, or intentions regarding product offerings, business, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “appears,” “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to the ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for our product candidates; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; the ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K and other of its filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Air and Beyond Cancer undertake no obligation to update, and have no policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Investor Relations contacts

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577

3